EX-5.1
                                Opinion of GFRH&H

                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                   -----------
                                  Telex 908041
                                Fax 410-576-4246

                                  August 7, 2001

Sales Online Direct, Inc.
4 Brussels Street
Worcester, Massachusetts 01610

          Re:  Sales Online Direct, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel to Sales Online Direct, Inc. (the "Company"), a Delaware corporation, in connection with the possible issuance by the Company of up to 20,392,792 shares of the Company's common stock, par value $.001 per share (the "Shares"), to be issued pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         We have examined copies of (i) the Certificate of Incorporation, as amended (ii) the Bylaws of the Company, as amended, (iii) the Registration Statement, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

         We  have   relied,   without   independent   investigation,   upon  the
representations and warranties of the various parties as to matters of fact contained in the Documents.

         We express no legal opinion upon any matter other then that explicitly addressed below, and our opinion therein contained shall not be interpreted to be an implied opinion upon any other matter.

         Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, upon completion of the offering or offerings described in the Registration Statement and upon payment therefor by the purchasers thereof, the Shares will be duly and validly issued and fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland, the Delaware General Corporation Law, and the laws of the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ GORDON, FEINBLATT, ROTHMAN,
                                       HOFFBERGER & HOLLANDER, LLC
                                    ------------------------------
                                    GORDON, FEINBLATT, ROTHMAN,
                                      HOFFBERGER & HOLLANDER, LLC